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EXHIBIT 10.8

COMBINED INCENTIVE AND NONQUALIFIED STOCK OPTION AGREEMENT

WHEREAS, Global Precision Medical Inc., a Wyoming corporation (the "Company"), believes that it is in the best interests of the Company to make its stock available to selected employees, directors, consultants or independent contractors of or to the Company or any of its present or future parent or subsidiary corporations or to any other person providing good and valuable consideration to the Company, as an inducement to maintain the initial and/or continuing participation of Lindsay Semple (the "Optionee") within the Company; and

WHEREAS the Board of Directors of the Company has granted an incentive or nonqualified stock option to the Optionee under the terms hereof, and

WHEREAS the Company has established the Company's 2002 Option Plan (the "Plan") for the purpose of making shares of ownership of the Company available to selected employees, directors, consultants or independent contractors of or to the Company or any of its present or future parent or subsidiary corporations or to any other person providing good and valuable consideration to the Company, the terms of which Plan are hereby incorporated by reference.

NOW THEREFORE, in consideration of the foregoing, the Company and the Optionee have executed this Agreement evidencing and confirming the issuance by the Company to the Optionee of an option for the purchase of shares of common stock in accordance with the following terms and conditions:

1.

Definitions:

"Agreement" means this Combined Incentive and Nonqualified Stock Option Agreement.

"Share(s)" means the share(s) of authorized common stock of the Company.

"Company" means Global Precision Medical Inc., a Wyoming corporation.

"Date of Grant" means the day on which the Optionee is granted the Stock Option pursuant to the terms of this Agreement.

"Optionee" means Lindsay Semple

"Plan” means the 2002 Option Plan.

"Stock Option" means the right to purchase Shares pursuant to the terms of this Agreement after such right has been granted as provided herein.

2.      Grant of Shares and Period of Exercise.  Pursuant to the Plan, the Company hereby grants to the Optionee a Stock Option to purchase a total of 525,000 Shares of the Company's common stock exercisable at the exercise price of US$0.40 per Share (the "Exercise Price").

The Stock Option granted hereunder shall be exercisable for a period commencing six months after the date of grant (July 30, 2004) and expiring on January 30, 2009.

3.

Subject to Plan.  The Stock Option shall be subject to the terms and conditions set out in the Plan. In the event of a conflict between this Agreement and the Plan, this Agreement shall govern.

4.         Method of Exercise.  The Stock Option shall be exercised by written notice from the Optionee to the Company.  Payment for the full amount of the Exercise Price for the number of Shares specified in the notice shall be made within five (5) business days of the notice and shall be made in cash or by certified check. Upon receipt of such payment, the Company shall issue and deliver the specified number of Shares to the Optionee.

5.

Adjustment in Certain Events. The Exercise Price and the number and kind of securities purchasable upon the exercise of the Stock Option shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

5.1        Reclassification, Consolidation or Merger.     In the case of any reclassification or change of the Shares issuable upon the exercise of the Stock Option or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger with a wholly- owned subsidiary in which the Company is a continuing corporation and which does not result in any reclassification or change of the Shares issuable upon exercise of the Stock Option), the Company, or such successor, as the case may be, shall execute a stock option plan, providing that the Optionee shall have the right to exercise the Stock Option in the same manner as provided herein, and upon such exercise to receive, in lieu of each unit of ownership theretofore issuable upon exercise of the Stock Option, the number and kind of Shares, other securities, money or property receivable upon such reclassification, change, consolidation or merger by a holder of one Share of the stock. Such new stock option plan shall provide for adjustments which shall be as nearly equivalent its may be practicable to the adjustments provided for in this Section 5. The provisions of this subsection 5.1 shall similarly apply to successive reclassifications, changes, consolidations or mergers and shall be construed so as to preserve the relative interest of the Optionee against diminution or dilution as a result of any such occurrence or occurrences.

5.2

Adjustment of Exercise Price. The applicable Exercise Price in effect shall be subject to adjustment (to the nearest tenth of a cent) from time to time if the Company declares a dividend or other distribution payable in Shares, subdivides its outstanding Shares into a larger number, or combines its outstanding Shares into a smaller number. In any such event, the Exercise Price in effect immediately prior to such dividend, distribution, subdivision, or combination, as the case may be, shall forthwith be adjusted to that price determined by multiplying the Exercise Price by a fraction (i) the numerator of which shall be the total number of outstanding Shares prior to such dividend, distribution. subdivision, or combination; and (ii) the denominator of which shall be the total number of outstanding Shares immediately after such dividend, distribution, subdivision, or combination.

5.3      Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the exercise price immediately after such adjustment.

6.

Fractional Shares.  No fractional Shares shall be issued in connection with any exercise hereunder. In the event of any adjustment in the number of Shares covered by any Stock Option, any fractional Shares resulting from such adjustment shall be disregarded and such Stock Option shall cover only the number of full Shares resulting from such adjustment.

7.      Shares Fully Paid:  Reservation of Shares.  All Shares which may be issued upon the exercise of the Stock Option shall, upon issuance, be duly  authorized,  validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable securities laws. During the period within which the purchase right represented by the Stock Option may be exercised, the Company shall at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase right represented by the Stock Option, a sufficient number of Shares to provide for the exercise of the purchase right represented by the Stock Option.

8.

Rights Prior to Exercise of Stock Option.  The Optionee shall have no rights as a shareholder of the Company with respect to any Shares until exercise of the Stock Option, payment of the Exercise Price and transfer on the books and records of the Company as set forth herein.

9.

Prohibition of Transfer.  No Stock Option granted hereunder may be sold, assigned, transferred, pledged or in any way hypothecated or alienated, voluntarily, involuntarily or by operation of law.

10.

Warranties of the 0ptionee. The Stock Option granted hereunder may be exercised by the Optionee only if at the time of exercise each of the following is true:

10.1

The Optionee is acquiring the Shares for the Optionee's own personal account for investment and not for the account of any other person(s) and without any intention of selling or making a further distribution of the Shares;

10.2

The Optionee is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of the Optionee's investment in the Shares; and

10.3

The Optionee has obtained, to the extent necessary, the Optionee's own personal professional advisor with respect to the risks inherent in the investment in the shares, and the suitability of the investment in the Shares in light of the Optionee's financial condition and investment needs; and

10.4

The Optionee acknowledges that, unless otherwise notified in writing by the Company, the Optionee is aware that:

10.4.1

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR HAVE THEY BEEN REGISTERED TO QUALIFY UNDER THE SECURITIES ACT OF ANY OF THE UNITED STATES OR ANY OTHER JURISDICTION AND THE COMPANY MAY OR MAY NOT REGISTER OR QUALIFY THE SHARES THEREUNDER;

10.4.2

THE OPTIONEE MAY NOT LEGALLY SELL THE SHARES UNLESS AND UNTIL THEY ARE REGISTERED AND/OR QUALIFIED OR UNLESS THE SHARES QUALIFY FOR EXEMPTION FROM REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS;

10.4.3

THE OPTIONEE AGREES THAT ALL SHARES ACQUIRED PURSUANT TO THIS AGREEMENT ARE FOR INVESTMENT ONLY AND THAT SAID SHARES SHALL BEAR ANY AND ALL NECESSARY LEGENDS AND RESTRICTIONS;

10.4.4

THE COMPANY IS NOT A REPORTING ISSUER AS DEFINED IN THE SECURITIES ACT (BRITISH COLUMBIA) AND, CONSEQUENTLY, ANY SHARES ACQUIRED BY A BRITISH COLUMBIA RESIDENT ON THE EXERCISE OF THE STOCK OPTION WILL BE SUBJECT TO AN INDEFINITE HOLD PERIOD IN BRITISH COLUMBIA.

11.

The grant of this Stock Option, execution of this Agreement or exercise of any portion of this Stock Option shall not confer upon the Optionee any right to, or guarantee of, continued employment or association with the Company or any of its subsidiaries, or in any way limit the right of the Company or such subsidiaries to terminate employment or association of the Optionee.

12.

Governing Law and Venue. This Agreement shall be governed by and construed under the laws of the province of British Columbia (without reference to its choice of laws or rules) as if to be entered into and performed wholly within the province of British Columbia by residents of the province of British Columbia. Venue of any action arising out of this Agreement shall be had in Vancouver, British Columbia.

13.

Should any provision or portion of this Agreement be held unenforceable or invalid for any reason, the remaining provision and portions shall be unaffected by such holding.

14.

This Agreement constitutes the sole mid entire agreement of the parties hereto respecting the sale and purchase of Shares pursuant to the Stock Option and correctly sets for the rights, duties and obligations of each to the other with respect to the subject matter hereof as of its date.  Any prior agreements, promises, negotiations or representations concerning its subject matter not expressly set forth in this Agreement are of no force or effect.

15.

This Agreement may be executed in several parts and by facsimile and such parts shall together form one original agreement.

16.      Any notice of demand which either party may give to the other hereunder shall be in writing and shall be effective when delivered personally or sent by registered mail, postage prepaid, addressed, if to the Optionee, as follows:

Lindsay Semple

#536 - 1489 Marine Drive

West Vancouver, BC  V7T 1B8

and if to the Company:

Global Precision Medical Inc.

536 – 1489 Marine Drive

West Vancouver, BC  V7T 1B8

Facsimile: (604) 926-2936

DATED this 30th day of January, 2004.

OPTIONEE:

GLOBAL PRECISION MEDICAL INC.

/s/ Lindsay Semple

/s/ Linda Holmes

[Lindsay Semple]

LINDA HOLMES, Corporate Secretary